CONSENT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of the
T. Rowe Price International Funds, Inc.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 71 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated January 21, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of T. Rowe Price International Bond Fund and T. Rowe Price Emerging Markets Bond Fund (two of the portfolios constituting T. Rowe Price International Funds, Inc.). We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.

/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP

Baltimore, Maryland
April 22, 1998



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     CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in Post-Effective Amendment No. 71 to the Registration Statement of T. Rowe Price International Funds, Inc. on Form N-1A (File Number 2-65539 of our report dated January 21, 1998, on our audit of the financial statements and financial highlights of T. Rowe Price Global Government Bond Fund (one of the portfolios comprising T. Rowe Price International Funds, Inc.), which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.

/s/Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
April 16, 1998



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